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                     TERMINATION OF SUBLEASE AGREEMENT

THIS TERMINATION OF SUBLEASE AGREEMENT is made and entered into this 27th day of June, 2000, by and between EXE Technologies, Inc., a Delaware corporation ("Sublessor"), and iOpen, Inc. (successor to i-Open.com, LLC), a Delaware corporation ("Sublessee").

                          BACKGROUND OF AGREEMENT

Sublessor is leasing certain space (the "Main Premises") in an office building located at 1510 Chester Pike, Eddystone, PA (the "Building"), pursuant to that certain Lease Agreement dated April 3, 1995, as amended, between Baldwin Office Associates, L.P., as landlord, and Sublessor, as tenant (the "Master Lease"), a copy of which has been furnished to Sublessee; and

Sublessee is subleasing from Sublessor a portion of the Main Premises consisting of 2,908 square feet of rentable area on the sixth floor of the Building (the "Subleased Premises"), pursuant to that certain Sublease Agreement dated December 29, 1999, between Sublessor and Sublessee (the "Sublease"), a copy of which is attached hereto as EXHIBIT A.

The Sublease was executed and delivered by the parties in consideration of the execution and delivery of a Subscription Agreement of even date therewith, between Sublessor and Sublessee (the "Subscription Agreement"), and in conjunction with the execution and delivery of a Warrant of even date therewith, issued by Sublessee to Sublessor (the "Warrant" and, together with the Subscription Agreement, the "Transaction Documents"). Sublessor and Sublessee desire to terminate the Sublease upon the terms and conditions set forth herein, without, however, affecting the Transaction Documents or the transactions contemplated thereby.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows.

1. The Sublease is hereby terminated and canceled and of no further force or effect as of July 1, 2000 (the "Effective Date"), and Sublessee releases, relinquishes and quit claims to Sublessor any and all right, title, interest or demand possessed or claimed by Sublessee in or to the Subleased Premises as of the Effective Date.

2. This Agreement does not amend, waive, release, alter, modify or otherwise affect any of the parties' rights or obligations under the Transaction Documents or the transactions contemplated thereby, and does not amend, waive, release, alter, modify or otherwise release either party for any acts or omissions under the Sublease prior to the Effective Date.

3. Lessee shall surrender the Subleased Premises to Sublessor on and as of the Effective Date, in their current "AS IS, WHERE IS" condition; provided, however, that prior to surrendering the Subleased Premises, Sublessee shall remove therefrom any and all of Sublessee's furniture, movable fixtures, equipment and personal property, but Sublessee shall not

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remove therefrom any of Sublessor's furniture, movable fixtures, equipment or personal property.

4. As a material inducement to Sublessee entering into this transaction, and as a condition of Sublessee's agreement to an early termination of the Sublease and surrender of the Subleased Premises, Sublessor covenants and agrees to remit to Sublessee, without prior notice, demand, set off or counterclaim of any kind or type, on or before July 1, 2000 and on or before the first day of each calendar month hereafter, though December 31, 2000, six monthly payments in the sum of $4,166.67.

5. The $5,000 security deposit paid to by Sublessee to Sublessor upon execution of the Sublease shall be refunded to Sublessee on or before July 1, 2000.

6. This Agreement shall be governed by Pennsylvania law, without reference to principles of conflicts of law.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Agreement, by their duly authorized officers, as of the day and year first above written.


                                          EXE Technologies, Inc.

                                          By: /s/ Christopher  F. Wright
                                             ---------------------------
                                          Name: Christopher F. Wright
                                          Title: SVP - Administration

                                          iOpen.com, Inc.

                                          By: /s/ Joel B. Pina
                                             ---------------------------
                                          Name:  Joel B. Pina
                                          Title: COO & CFO

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                                EXHIBIT A
                                ---------

                          COPY OF THE SUBLEASE
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